UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 28, 2014, John Staton informed the Company that he is resigning as Senior Vice President, Provider Business Solutions, effective April 11, 2014 (the “Effective Date”), to pursue other interests and opportunities. The Company and Mr. Staton have agreed that in connection with Mr. Staton’s resignation, he will be entitled to receive the benefits provided for in his Employment Agreement with the Company, dated as of June 17, 2005, as amended (the “Employment Agreement”), as if his employment was terminated pursuant to clause (ii) of Section 9(a) of the Employment Agreement. These benefits include the payments provided in Section 9(b) of the Employment Agreement, subject to the terms and conditions therein. The Employment Agreement was filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.

Date: March 31, 2014	By:	/s/ Sean F. Orr
Sean F. Orr
Chief Financial Officer and Treasurer

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